SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2008

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware                                001-16533                            63-1261433
         (State of Incorporation)                   (Commission File No.)              (IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama35209
  (Address of Principal Executive Office )(Zip code)

Registrant’s telephone number, including area code: (205)  877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 7.01                           Regulation FD Disclosure

On December 8, 2008 we reacquired $23.0 million par of our issued and outstanding Junior Subordinated Notes due 2034, dated as of April 29, 2004 and May 12, 2004, for total consideration of $18.4 million We reaquired 100% of the April, 2004 Notes and approximatly 30% of the May, 2004 Notes. We expect to record a pre-tax gain from this transaction of approximately $4.5 million on our Income Statement when we report our results for the fourth quarter and year ended December 31, 2008. The repurchase was made under the Company’s existing  authorization for the repurchase of up to $100 million of its shares of common stock and/or trust preferred securities (or the debentures that secure the trust preferred securities).

The information we are furnishing under Item 7.01 of this Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2008

PROASSURANCE CORPORATION

By:  /s/ Frank B. O’Neil
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Frank B. O’Neil
Senior Vice-President